                                                             EXHIBIT 25.2

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                             ___________________________

                                       FORM T-1

                 Statement of Eligibility and Qualification Under the
                     Trust Indenture Act of 1939 of a Corporation
                             Designated to Act as Trustee
                               _______________________

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)____
                             _________________________

                       CHASE MANHATTAN BANK AND TRUST COMPANY,
                                 NATIONAL ASSOCIATION
                 (Exact name of trustee as specified in its charter)


                                     95-4655078
                        (I.R.S. Employer Identification No.)


                  101 California Street, San Francisco, California
                      (Address of principal executive offices)

                                       94111
                                     (Zip Code)
                                 __________________

                              THE WALT DISNEY COMPANY
                (Exact name of Obligor as specified in its charter)

                                      Delaware
           (State or other jurisdiction of incorporation or organization)

                                     95-4545390
                        (I.R.S. Employer Identification No.)

                            500 South Buena Vista Street
                                Burbank, California
                      (Address of principal executive offices)

                                       91521
                                     (Zip Code)


                          ________________________________

                        Senior Subordinated Debt Securities
                          (Title of Indenture securities)

ITEM 1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D.C.
          Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

ITEM 2.   AFFILIATIONS WITH OBLIGOR.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

     None.

ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES

     None


ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit 1.   Articles of Association of the Trustee as Now in Effect (see
                  Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329 which is incorporated by reference).

     Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

     Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 5.   Not Applicable

     Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

     Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     Exhibit 8.   Not Applicable

     Exhibit 9.   Not Applicable

                                      SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 15th day of April, 1998.

                                   CHASE MANHATTAN BANK AND TRUST
                                   COMPANY, NATIONAL ASSOCIATION


                                   By  /s/   Cecil D. Bobey
                                       -----------------------------
                                       Cecil D. Bobey
                                       Assistant Vice President

EXHIBIT 7.  Report of Condition of the Trustee.
--------------------------------------------------------------------------------

CONSOLIDATED REPORT OF CONDITION OF Chase Manhattan Bank and Trust Company, N.A.
                                    --------------------------------------------
                                                   (Legal Title)

LOCATED AT    1800 Century Park East, Ste. 400, Los Angeles,   CA     94111
              ------------------------------------------------------------------
                            (Street)              (City)    (State)   (Zip)

AS OF CLOSE OF BUSINESS ON  December 31, 1997
                            -----------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ASSETS                                              DOLLAR AMOUNT's IN THOUSANDS
1.  Cash and balances due from
       a. Noninterest-bearing balances and currency and coin (1,2)           550
       b. Interest bearing balances (3)                                        0
2.  Securities
       a. Held-to-maturity securities (from Schedule RC-B, column A)           0
       b. Available-for-sale securities (from Schedule RC-B, column D)     1,053
3.  Federal Funds sold (4) and securities purchased agreements to resell  54,210
4.  Loans and lease financing receivables:
       a. Loans and leases, net of unearned income (from Schedule RC-C)       23
       b. LESS: Allowance for loan and lease losses                            0
       c. LESS: Allocated transfer risk reserve                                0
       d. Loans and leases, net of unearned income, allowance,
             and reserve (item 4.a minus 4.b and 4.c)                         23
5.   Trading assets                                                            0
6.   Premises and fixed  assets (including capitalized leases)               180
7.   Other real estate owned (from Schedule RC-M)                              0
8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                    0
9.   Customers liability to this bank on acceptances outstanding               0
10.  Intangible assets (from Schedule RC-M)                                1,737
11.  Other assets (from Schedule RC-F)                                     2,904
12a. TOTAL ASSETS                                                         60,657
     b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                         0
     c. Total assets and losses deferred pursuant to 12 U.S.C. 1823
        (j) (sum of items 12.a and 12.b)                                  60,657


(1) includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b
(3) includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.

LIABILITIES

13.  Deposits:
       a. In domestic offices (sum of totals of columns A and C from
          Schedule RC-E)                                                  31,177
         (1) Noninterest-bearing                                           6,718
         (2) Interest-bearing                                             24,459
       b. In foreign offices, Edge and Agreement subsidiaries, and IBF'

         (1) Noninterest-bearing
         (2) Interest-bearing
14. Federal funds purchased (2) and securities sold under agreements to
             repurchase                                                        0
15. a. Demand notes issued to the U.S. Treasury                                0
     b. Trading liabilities                                                    0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less                          0
     b. With a remaining maturity of more than one year through three years    0
     c. With a remaining maturity of more than three years                     0
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                   0
19. Subordinated notes and Debentures (3)                                      0
20. Other liabilities (from Schedule RC-G)                                 4,975
21. Total liabilities (sum of items 13 through 20)                        36,152
22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus                            -0-
24. Common stock--                                                           600
25. Surplus (exclude all surplus related to preferred stock)              12,590
26. a. Undivided profits and capital reserves                             11,315
    b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                             0
27. Cumulative foreign currency translation adjustments
28. a. Total equity capital (sum of items 23 through 27)                  24,505
     b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                         0
     c. Total equity capital and losses deferred pursuant to
        12 U.S.C. 1823 (j)(sum of items 28.a and 28.b)                    24,505
29. Total liabilities, equity capital, and losses deferred pursuant
    to 12 U.S.C. 1823 (j) (sum of items 21 and 28.c)                      60,657
